UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

MORGAN'S FOODS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification Number)

4829 Galaxy Parkway, Suite S, Cleveland, Ohio		44128
(Address of principal executive officers)		(Zip Code)

Registrant’s telephone number, including area code:  (216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03             Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of Morgan’s Foods, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Articles of Incorporation that became effective on May  17, 2012 upon filing of a Certificate of Amendment with the Ohio Secretary of State (the “Amendment”).  The Amendment adds Section 5 to Article Fourth, which sets forth the terms of the Series A Preferred Shares of the Company, as required by the Amended and Restated Shareholder Rights Agreement dated as of October 2, 2007, between the Company and Computershare Trust Company, N.A, previously disclosed in the Company’s Form 8-A filed on October 11, 2007.  These terms of the Series A Preferred Shares were previously included in the Company’s articles of incorporation in an amendment filed with the Ohio Secretary of State on May 6, 1999 following adoption of the original Shareholder Rights Plan on April 8, 1999, but were inadvertently omitted in the Amended and Restated Articles of Incorporation filed with the Ohio Secretary of State on January 16, 2003.  The Amendment fixes that omission.   The foregoing summary of the Amendment is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits

Exhibits.

Exhibit Number

3.1	Amendment to the Amended and Restated Articles of Incorporation of Morgan’s Foods, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan’s Foods, Inc.

Dated: May 21, 2012	By:	/s/ Kenneth L. Hignett
Kenneth L. Hignett
Senior Vice President,
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number

3.1	Amendment to the Amended and Restated Articles of Incorporation of Morgan’s Foods, Inc.